As filed with the Securities and Exchange Commission on January 31, 2003

REGISTRATION NO. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANDSPRING, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation)	77-0490705 (I.R.S. Employer Identification No.)

189 BERNARDO AVENUE
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of Principal Executive Offices)

2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

David Pine
Vice President, General Counsel and Secretary
Handspring, Inc.
189 Bernardo Avenue
Mountain View, California 94043
(650) 230-5000
(Name, Address and Telephone Number of Agent for Service)

Copy to:

Robert A. Freedman, Esq.
Andrew J. Schultheis, Esq.
FENWICK & WEST, LLP
Two Palo Alto Square
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share	Price	Registration Fee

Common Stock, $0.001 par value	2,868,841 (1)	$0.90 (2)	$2,581,956.00	$238.00

(1)	Represents 2,868,841 additional shares available for issuance under the Registrant’s 2000 Employee Stock Purchase Plan.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h), solely for calculating the registration fee. Based on the average of the high and low prices of the common stock as reported by the Nasdaq National Market on January 30, 2003.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant incorporates into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended June 29, 2002.

(b)	The Registrant’s Quarterly Report on Form 10-Q for our quarter ended September 28, 2002.

(c)	The description of the Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A filed on May 30, 2000 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or the board of directors of a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933.

     As permitted by the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that the Registrant shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

     The Registrant has also entered into indemnification agreements with its directors and officers that obligate the Registrant to indemnify such directors and officers against losses incurred in connection with certain claims in their capacities as agents of the Registrant. The underwriting agreement for the Registrant’s initial public offering provides that the underwriters will indemnify the officers, directors and controlling persons of the Registrant against certain liabilities.

     The Registrant maintains directors’ and officers’ liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS.

4.1	Registrant’s Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 of Registrant’s registration statement on Form S-1, Registration No. 333-33666 (the “Form S-1”).

4.2	Registrant’s Restated Bylaws (incorporated herein by reference to Exhibit 3.5 of the Form S-1).

4.3	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

4.4	Amended and Restated Investors’ Rights Agreement dated July 7, 1999 (incorporated herein by reference to Exhibit 4.2 of the Form S-1).

4.5	Registrant’s 2000 Employee Stock Purchase Plan.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (see page II-7).

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 31, 2003.

HANDSPRING INC.

By:	/s/ William R. Slakey
William R. Slakey Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donna L. Dubinsky and William R. Slakey, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICER:

/s/ Donna L. Dubinsky Donna L. Dubinsky	Chief Executive Officer and Director	January 31, 2003

PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER:

/s/ William R. Slakey William R. Slakey	Chief Financial Officer	January 31, 2003

ADDITIONAL DIRECTORS:

/s/ Jeffrey C. Hawkins Jeffrey C. Hawkins	Chairman of the Board	January 31, 2003

/s/ L. John Doerr L. John Doerr	Director	January 31, 2003

/s/ Bruce W. Dunlevie Bruce W. Dunlevie	Director	January 31, 2003

/s/ William E. Kennard William E. Kennard	Director	January 31, 2003

Mitchell E. Kertzman	Director	January 31, 2003

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registrant’s Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 of Registrant’s registration statement on Form S-1, Registration No. 333-33666 (the “Form S-1”).

4.2	Registrant’s Restated Bylaws (incorporated herein by reference to Exhibit 3.5 of the Form S-1).

4.3	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

4.4	Amended and Restated Investors’ Rights Agreement dated July 7, 1999 (incorporated herein by reference to Exhibit 4.2 of the Form S-1).

4.5	Registrant’s 2000 Employee Stock Purchase Plan.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (see page II-4).